Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Guangzhou Global Telecom, Inc., for the Year ending June 30, 2010, I, Li Yankuan, Chief Executive Officer of Guangzhou Global Telecom Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Yearly Report on Form 10-K for the year ending June 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Yearly Report on Form 10-K for the year ended June 30, 2010, fairly represents in all material respects, the financial condition and results of operations of Guangzhou Global Telecom, Inc.

Date: August 16, 2010

/s/ Li Yankuan
Li Yankuan
President, Chief Executive Officer and
Chairman of the Board of Directors